                                                              Exhibit 99.2

ARCH COMMUNICATIONS GROUP, INC.                                           PROXY
1800 West Park Drive, Suite 250
Westborough, Massachusetts 01581

                        SPECIAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON DECEMBER  , 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, having received notice of the Special Meeting of Stockholders (the "Special Meeting") of Arch Communications Group, Inc. ("Arch") to be held on December , 1998 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts 02109, hereby appoints C. Edward Baker, Jr., J. Roy Pottle, Garry B. Watzke and David A. Westenberg, and each of them, the proxies of the undersigned with power of substitution to each of them, to vote all shares of Arch with the undersigned is entitled to vote at the Special Meeting and any adjournments or postponements thereof.

  In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

  The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. Attendance of the undersigned at the Special Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall vote at the Special Meeting, revoke this proxy in writing prior to the Special Meeting or grant a subsequent proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

Please mark your votes as indicated in this example [X]

1.To approve the MobileMedia Proposal as described in the Proxy
Statement/Prospectus.

   [_]  FOR                [_]  AGAINST            [_]  ABSTAIN

2.To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 shares to 365,000,000 shares, a portion of which will be Class B Common Stock.

   [_]  FOR                [_]  AGAINST            [_]  ABSTAIN

3.To approve the amendment to the Company's Restated Certificate of Incorporation to effect a reverse split of the Company's Common Stock.

   [_]  FOR                [_]  AGAINST            [_]  ABSTAIN

4.To approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of the Company's Common Stock issuable thereunder from 1,500,000 to 6,000,000.

   [_]  FOR                [_]  AGAINST            [_]  ABSTAIN

                                     Please sign exactly as your name appears on your stock certificate(s). When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation name by an authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                     Dated:            , 1998

                                     -----------------------------------------
                                               Please print name of
                                               stockholder

                                     -----------------------------------------
                                                     Please sign here

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.